Cogdell Spencer Inc.
Cogdell Spencer LP
4401 Barclay Downs Drive
Suite 300
Charlotte, North Carolina 28209-4670
[DATE]
Ladies and Gentlemen:
     Reference is made to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 23, 2008, by and among Cogdell Spencer Inc., a Maryland corporation (the “Parent”), Cogdell Spencer LP, a Delaware limited partnership subsidiary of Parent (the “Operating Partnership”), Goldenboy Acquisition Corp., a Wisconsin corporation and a wholly-owned subsidiary of the Operating Partnership (“Merger Sub”), MEA Holdings, Inc., a Wisconsin corporation (the “Holding Company”), Marshall Erdman & Associates, Inc., a Wisconsin corporation (“MEA”), and Marshall Erdman Development, LLC, a Wisconsin limited liability company, and David Pelisek, David Lubar and Scott Ransom, in their capacity as the Seller Representative. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.
     As contemplated by the Merger Agreement, by execution of this Agreement, the Contributor named herein has agreed, in lieu of receiving the Merger Consideration payable in respect of such Contributor’s Common Shares, to receive, subject to the terms and conditions of this Agreement, OP Units (as defined in the partnership agreement (the “Partnership Agreement”)) of the Operating Partnership in exchange for such Contributor’s Common Shares (the “Contributions”). It is intended for U.S. federal income tax purposes that the Contribution be treated as a Contribution by the Contributor of the Contributor’s Common Shares to the Operating Partnership in exchange for partnership interests under section 721 of the Internal Revenue Code of 1986, as amended (the “Code”). The parties agree to file all tax returns, filings and all related items consistent with such position, unless to the extent otherwise required by law.
     1. Contribution and Subscription. The Contributor hereby agrees, subject to the terms and conditions hereof, to contribute to the Operating Partnership the Common Shares shown on Appendix A in exchange for which the Contributor hereby subscribes for and agrees to receive (i) at the Closing, the number of OP Units equal to the amount of the Merger Consideration otherwise payable to the Contributor in respect of such Contributor’s Common Shares at the Closing divided by $17.01 and (ii) on each date (each a “Distribution Date”) that some or all of the Merger Consideration is payable to Holding Company shareholders under the Merger Agreement (including out of any of the separate funds established thereunder), the number of OP Units equal to the amount of the Merger Consideration otherwise payable to the Contributor in respect of such Contributor’s Common Shares on such Distribution Date divided by $17.01. At the Closing, the Contributor shall become a limited partner in the Operating Partnership and shall be bound by the terms and provisions of the Partnership Agreement and shall take all actions and execute all documents to effectuate the foregoing. By executing this Agreement, the Contributor hereby consents to and votes in favor of the Merger and the other transactions contemplated by the Merger Agreement.
     2. Other Deliverables. On the date of this Agreement, the Contributor has delivered to Parent or the Operating Partnership, as applicable, (a) a duly completed and executed Form W-9 and FIRPTA Affidavit in the form of Exhibit A hereto; and (b) two duly completed and executed signature pages to this Agreement. As provided in paragraph 7 hereof, by executing this Agreement, the

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Contributor is granting a power-of-attorney to the Parent to execute, on behalf of the undersigned at the Closing, the Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), the Lock-Up Agreement, in the form attached hereto as Exhibit C (the “Lock-Up Agreement”), the Partnership Agreement, and all other documents reasonably necessary to complete the transactions contemplated by the Merger Agreement and this Agreement. The Registration Rights Agreement, the Lock-Up Agreement and this Agreement are collectively referred to in this Agreement as the “Subscription Documents.”
     3. Alternative Units. Notwithstanding anything to the contrary contained in paragraph 1 above, the Operating Partnership reserves the right, in its discretion, to substitute for one or more of the OP Units otherwise issuable to the Contributor as provided in paragraph 1, an equivalent number of a separate class of units of limited partnership interest in the Operating Partnership (the “Alternative Units” and together with the OP Units, the “Offered Units”), which will be substantially similar to the OP Units, except that, upon issuance, the Alternative Units will not provide for redemption rights similar to those provided under Section 8.6 of the Partnership Agreement for OP Units, unless such redemption is first approved by a vote of Parent common stockholders. The terms of the Alternative Units will provide that Parent shall make reasonable efforts to obtain a stockholder vote to approve the redemption (“Parent Stockholder Approval”), beginning with using all reasonable efforts to present a proposal to permit the redemption of the Alternative Units to Parent’s common stockholders at the first annual meeting of stockholders immediately subsequent to the initial issuance of the Alternative Units. If the Parent Stockholder Approval is not obtained, Parent shall submit such approval at each subsequent regularly scheduled annual meeting of stockholders for as long as the Alternative Units remain outstanding. In the event that Parent Stockholder Approval has not been obtained prior to June 30, 2008, ordinary distributions per Alternative Unit payable after June 30, 2008 shall be increased to 105% of the ordinary distributions per OP Unit payable after June 30, 2008. In the event that the Parent Stockholder Approval has not been obtained prior to June 30, 2009, ordinary distributions per Alternative Unit payable after June 30, 2009 shall be increased to 110% of the ordinary distributions per OP Unit payable after June 30, 2009. In the event that the Parent Stockholder Approval has not been obtained prior to June 30, 2010, ordinary distributions per Alternative Unit payable after June 30, 2010 shall be increased to 115% of the ordinary distributions per OP Unit payable after June 30, 2010. If the Parent Stockholder Approval has been obtained, future ordinary distributions per Alternative Unit shall equal the ordinary distributions per OP Unit and each holder of Alternative Units will have the right at any time after the one-year anniversary of the closing of the Merger, at such holder’s option, to exercise redemption rights with regard to the Alternative Units substantially in accordance with those provided in Section 8.6 of the Partnership Agreement, subject to any lock-up agreement then in effect for such holder. If the Parent Stockholder Approval has been obtained, at the Operating Partnership’s option, the Operating Partnership may exchange an OP Unit for each Alternative Unit outstanding.
     4. Representations, Warranties and Covenants of the Contributor. The Contributor hereby acknowledges, represents and warrants to, and covenants and agrees with Parent and the Operating Partnership as follows:
          4.1 Authorization. Such Contributor has full power and authority to enter into the Subscription Documents and to consummate the transactions contemplated by the Subscription Documents. The execution and delivery of the Subscription Documents by such Contributor and the consummation by such Contributor of the transactions contemplated by the Subscription Documents have been duly authorized by all necessary action on the part of such Contributor and will not constitute or result in a breach or default under, or conflict with or violate, any agreement or other undertaking, to which such Contributor is a party or by which such Contributor is bound or with any judgment, decree, statute, order, rule or regulation applicable to such Contributor or such Contributor’s assets, and, if the Contributor is not an individual, will not violate any provisions of the organizational or other formation or

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governing documents of such Contributor. The Subscription Documents have been duly executed and delivered by such Contributor and constitute valid and legally binding obligations of such Contributor enforceable against such Contributor in accordance with and subject to their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity. The signatures on the Subscription Documents are genuine, and the signatory, if such Contributor is an individual, has legal competence and capacity to execute the same, or, if such Contributor is not an individual, the signatory has been duly authorized to execute the same on behalf of such Contributor.
          4.2 Purchase for Investment. Such Contributor is acquiring Offered Units and any shares of common stock in Parent that may be issued upon the redemption of such Offered Units (such shares together with the Offered Units being herein referred to as the “Offered Securities”) for such Contributor’s own account (or if such Contributor is a trustee, for a trust account) for investment only, and not with a view to or for sale in connection with any distribution of such Offered Securities. Such Contributor hereby agrees that such Contributor shall not, directly or indirectly, transfer all or any part of such Offered Securities (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Offered Securities), except in accordance with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the regulations thereunder or an exemption from such registration provisions, with any applicable state or non-U.S. securities laws, and with the terms of this Agreement. Such Contributor understands that such Contributor must bear the economic risk of an investment in the Offered Securities for an indefinite period of time because, among other reasons, the offering and sale of such Offered Securities have not been registered under the Securities Act and, therefore, such Offered Securities cannot be resold unless such resale is subsequently registered under the Securities Act or an exemption from such registration is available. Such Contributor also understands that sales or transfers of such Offered Securities are further restricted by the provisions of the Parent’s charter or the organizational agreements of the Operating Partnership, and may be restricted by other applicable securities laws. If at any time the Offered Securities are evidenced by certificates or other documents, each such certificate or other document shall contain a legend stating that (i) such Offered Securities (1) have not been registered under the Securities Act or the securities laws of any state; (2) have been issued pursuant to a claim of exemption from the registration provisions of the Securities Act and any state securities law which may be applicable; and (3) may not be sold, transferred or assigned without compliance with the registration provisions of the Securities Act and the regulations thereunder and any other applicable U.S. federal, state or non-U.S. securities laws or compliance with applicable exemptions therefrom; (ii) sale, transfer or assignment of such Offered Securities is further subject to restrictions contained in the organizational documents of the issuer of such securities and such Offered Securities may not be sold, transferred or assigned unless and to the extent permitted by, and in accordance with, the provisions of the organizational documents of such issuer; and (iii) sale, transfer or assignment of such Offered Securities is subject to restrictions contained in the Lock-Up Agreement being executed by such Contributor on the date of this Agreement.
          4.3 Information. Such Contributor has carefully reviewed the Confidential Offering Memorandum that has been provided to Contributor and the Subscription Documents. Such Contributor has been provided an opportunity to ask questions of, and such Contributor has received answers thereto satisfactory to such Contributor from, Parent or its representatives regarding the terms and conditions of the offering of the Offered Securities, and such Contributor has obtained all additional information requested by such Contributor of the Operating Partnership or Parent and their representatives to verify the accuracy of all information furnished to such Contributor regarding the offering of such Offered Securities. Such Contributor represents and warrants that such Contributor is not relying on the Operating Partnership or Parent or any of their subsidiaries, affiliates or any of their respective representatives or agents with respect to any tax or other economic considerations involved in connection with the subscription for the Offered Securities. Such Contributor represents and warrants that such

Item 2-3

Contributor has been advised to consult with his, her or its tax, legal and other advisors regarding the subscription and its effects, the tax consequences of making and not making a subscription hereunder, and has obtained, in such Contributor’s judgment, sufficient information to evaluate the merits and risks of a subscription and investment hereunder.
          4.4 Economic and Liquidity Risk. Such Contributor has such knowledge and experience in financial and business matters such that such Contributor is capable of evaluating the merits and risks in making a subscription for the Offered Securities, and that such Contributor has evaluated the risks of investing in the Offered Securities and has determined that they are a suitable investment for such Contributor. Such Contributor represents and warrants that such Contributor understands that an investment in the Offered Securities is a speculative investment that involves very significant risks and tax uncertainties and that such Contributor is prepared to bear the economic, tax and other risks of an investment in the Offered Securities for an indefinite period of time, and is able to withstand a total loss of such Contributors investment in the Offered Securities.
          4.5 Eligibility; Accredited Investor Status. Such Contributor represents and warrants that such Contributor is an “accredited investor” as defined in Regulation D under the Securities Act (“Accredited Investor”). Such Contributor will, upon request, execute and/or deliver any additional documents deemed by Parent to be necessary or desirable to confirm such Contributor’s Accredited Investor status.
          4.6 Ownership of the Contributor’s Common Shares. Such Contributor has, or on the Closing Date will have, good and marketable title to the Contributor’s Common Shares listed on Appendix A and such Common Shares will, on the date they are contributed to the Operating Partnership, be free and clear of all pledges, claims, liens, restrictions, charges, encumbrances, security interests, conditional sales agreements and other obligations of any kind or nature. Such Contributor will, upon request, execute, deliver and/or provide any additional documents deemed by the Parent to be necessary or desirable to confirm the foregoing.
          4.7 Contributor Information. Such Contributor represents and warrants that Appendix A correctly sets forth, for such Contributor, (a) the principal residence of such Contributor if such Contributor is a natural person, (b) the place of business (or, if there is more than one place of business, the chief executive office) of such Contributor if such Contributor is a corporation, partnership, limited liability company, business trust or other entity (an “Entity”), (c) the state of incorporation, organization or formation of such Contributor, (d) the information specified in clauses (a) and (b) of this paragraph 4.7 as to each trustee of such Contributor if such Contributor is a trust (other than a business trust) and such trustee is a natural person and (e) the information specified in clauses (b) and (c) of this paragraph 4.7 as to each trustee of such Contributor if such Contributor is a trust (other than a business trust) and such trustee is an Entity.
          4.8 Status as Foreign Person. Such Contributor is not a foreign person and is not owned directly or indirectly, in whole or in part, by a foreign person as determined for purposes of the Code, including for purposes of Section 897(h)(4) of the Code and the regulations promulgated thereunder.
          4.9 Continuing Efforts. Subject to the terms and conditions herein provided, such Contributor covenants and agrees to use its best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper and/or appropriate to consummate and make effective the transactions contemplated by this Agreement.

Item 2-4

          4.10 No Brokers or Finders. Such Contributor has not entered into any agreement and is not otherwise liable or responsible to pay any brokers’ or finders’ fees or expenses to any person or Entity with respect to this Agreement or the purchase and issuance of any Offered Securities contemplated hereby, except for any such person or Entity the fees and expenses for which such Contributor shall be solely responsible for and pay.
          4.11 Waive of Dissenters’ Rights. Such Contributor expressly and unconditionally waives any right to seek appraisal rights (as defined in Section 1.5 of the Merger Agreement) in respect of the Merger.
     The representations, warranties, covenants and agreements contained in this Agreement shall survive each Distribution Date.
     5. Conditions to the Consummation of the Transaction.
     A. Conditions to the Obligations of the Operating Partnership and Parent. The obligations of the Operating Partnership and Parent to accept the subscription from, and to issue Offered Units to, the Contributor pursuant to this Agreement are subject to the fulfillment of the following conditions, any one or more of which may be waived by Parent:
          1 Representations, Warranties and Covenants. The representations and warranties of the Contributor contained in this Agreement shall be true, correct and complete in all material respects on and as of the first Distribution Date under this Agreement with the same force and effect as though made on and as of such first Distribution Date unless expressly stated herein to be made as of a specified date. The Contributor shall have performed in all material respects all obligations required to be performed by him, her or it under this Agreement at or prior to such first Distribution Date.
          2 Closing Documents. The Contributor shall have duly executed and delivered to the Parent and the Operating Partnership on or prior to the Closing Date all documents that are reasonably requested by the Parent to effectuate the transactions contemplated hereby.
          3 Closing of the Merger. The Closing under the Merger Agreement shall have occurred or shall be imminent.
     B. Conditions to the Obligations of the Contributor. The obligations of the Contributor to receive the Offered Units pursuant this Agreement are subject to the fulfillment of the following conditions, any one or more of which may be waived by Contributor:
          1. Closing Documents. The Operating Partnership shall have duly executed and delivered on or prior to the Closing Date this Agreement and Contributor shall become a party to the Registration Rights Agreement.
          2. Closing of the Merger. The Closing under the Merger Agreement shall have occurred or shall be imminent.
     6. Indemnity. The Contributor hereby agrees to indemnify and defend Parent and the Operating Partnership and their affiliates against and to hold them harmless from any and all damage, loss, liability and expense incurred or suffered by any of them arising out of or based upon the inaccuracy of any representation or warranty or breach of any agreement made or to be performed by such Contributor pursuant to this Agreement or any of the documents or instruments contemplated hereby or referred to herein.

Item 2-5

     7. Power-of-attorney. By executing this Agreement, the undersigned Contributor hereby irrevocably constitutes and appoints Parent (or a substitute appointed by Parent) as his, her or its attorney-in-fact and agent with full power of substitution to take any and all actions and execute any of the following agreements on such Contributor’s behalf and in such Contributor’s name: Lock-Up Agreement, Registration Rights Agreement, stock powers and other instruments of assignment, the Partnership Agreement, and any other documents related to the consummation of the transactions contemplated hereby on such Contributor’s behalf and in such Contributor’s name, as may be deemed by Parent as necessary or desirable to effectuate such transactions. The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform each and every act and thing which may be necessary, or convenient, in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by authority hereof. Such power-of-attorney shall be deemed to be coupled with an interest and shall be irrevocable and shall survive the death, disability or dissolution of the Contributor.
     8. No Representations as to Tax Treatment. Parent and the Operating Partnership make no representations regarding the tax consequences to the Contributor of the Contribution or any other transactions contemplated herein.
     9. Termination. This Agreement shall be terminable upon the consent of all parties hereto and shall terminate automatically if the Merger Agreement has been terminated.
     10. General Provisions.
          10.1 Modification. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated, except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.
          10.2 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to the Contributor:	To the address indicated for such Contributor on the signature page to this Agreement.

If to Parent, the Parent or The Operating Partnership:	c/o Cogdell Spencer Advisers Inc. 4401 Barclay Downs Drive
Suite 300
Charlotte, North Carolina 28209-4670
Tel: (704) 940-2900
Fax: (704)940-2957
Attention: Frank Spencer
with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: Jay Bernstein
Facsimile: (212) 878-8375

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All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 10.2, be deemed given upon delivery; (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.2, be deemed given upon receipt; and (c) if delivered by mail in the manner described above to the address as provided in this Section 10.2, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 10.2). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto in accordance with this Section 10.2.
          10.3 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Contributor is itself more than one person, the obligations of such Contributors shall be joint and several and the acknowledgements, representations, warranties, covenants and agreements herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives and permitted assigns.
          10.4 Entire Agreement; Conflicting Provisions. The Subscription Documents contain the entire agreement of the parties with respect to this subscription, and there are no representations, warranties, covenants or other agreements except as stated or referred to herein or therein.
          10.5 Assignability. This Agreement is not transferable or assignable by any party hereto. This Agreement shall be for the benefit of the parties hereto.
          10.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and applicable to contracts made and to be performed entirely within such State.
          10.7 Counterparts. This Agreement may be executed through the use of separate signature pages or in counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on the parties hereto, notwithstanding that the parties hereto are not signatories to the same counterpart.
          10.8 Further Assurances. The Contributor will, from time to time, execute and deliver to the Parent all such other and further instruments and documents and take or cause to be taken all such other and further action as Parent or the Operating Partnership may reasonably request in order to effect the transactions contemplated by this Agreement. Notwithstanding the foregoing, Parent or the Operating Partnership may request from the Contributor such additional information as it may deem necessary to evaluate the eligibility of such Contributor to acquire Offered Securities, and may request from time to time such information as it may deem necessary to determine the eligibility of such Contributor to hold Offered Securities or to enable Parent or the Operating Partnership to determine the Contributor’s compliance with applicable regulatory requirements or tax status, and such Contributor shall provide such information as may reasonably be requested.
          10.9 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as

Item 2-7

closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
          10.10 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this agreement in accordance with the terms and conditions of this agreement.
          10.11 Expenses. Each of the parties hereto agrees to pay the expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the fees and expenses of counsel to such party.
[Remainder of this page is intentionally left blank.]

Item 2-8

     IN WITNESS WHEREOF, the parties have executed this Agreement as of this ___day of                     , 2008.
COGDELL SPENCER INC.:

By:
Name:	Frank Spencer
Title:	President and CEO
COGDELL SPENCER LP,
By: CS Business Trust I, its General Partner
By: Cogdell Spencer Inc., its Sole Beneficial Owner

By:
Name:	Frank Spencer
Title:	President and CEO

Item 2-9

CONTRIBUTOR:

By:
Name:

Item 2-10

Exhibit A
FORM W-9 AND FIRPTA AFFIDAVIT

SUBSTITUTE Form W-9	Name:

Business name (if different):

	Circle appropriate:	Individual/sole proprietor	Corporation	Partnership

		Limited Liability Company	Other:

	If Limited Liability Company:	Disregarded Entity	Corporation	Partnership

Address:

	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW		Social Security Number(s) or Employer Identification Number

Department of The Treasury Internal Revenue Service	Part 2 — Certification — Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien).

Payer’s Request for Taxpayer Identification Number (TIN)	Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).			Part 3 — Awaiting TIN ☐

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
(Applicable only if the box in Part 3 above is checked)
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty days, 28 percent of all reportable payments made to me thereafter will be withheld until I provide a taxpayer identification number.

SIGNATURE	SIGNATURE, if held Jointly
DATE: ___, 2008	DATE: ___, 2008

Item 3-1

FIRPTA AFFIDAVIT — CERTIFICATE OF NON-FOREIGN STATUS
Section 1445 of the Internal Revenue Code provides that (a) a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person and (b) a Company must withhold tax with respect to certain amounts that are allocable to or would otherwise be distributed to a foreign person that owns an interest in such Company. To inform Cogdell Spencer, Inc. that withholding of tax is not required upon this disposition of a U.S. real property interest, the undersigned hereby certifies the following as of the date hereof and as of the date of issuance of any OP Units or Common Stock to such Contributor:
     1. The Contributor, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
     2. The Contributor, if not an individual, is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations promulgated under the Internal Revenue Code.
     3. The Contributor’s Social Security Number (for individuals) or Employer Identification Number (for non-individuals) is:                     ; and
     4. The Contributor’s address is:                     .
In addition, if I am (or, if this document is being signed on behalf of an Contributor that is not an individual, such Contributor is) electing to receive Subscribed OP Units or Common Stock, I agree to inform the Parent if I (or, if this document is being signed on behalf of an Contributor that is not an individual, such Contributor) become(s) a foreign person at any time during the three year period immediately following the date of this notice.
I understand that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement I have made here could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and, if this document is being signed on behalf of an Contributor that is not an individual, I further declare that I have authority to sign this document on behalf of such Contributor.

Signature	Signature, if held Jointly

Title:	Title:

Date: ___, 2008	Date: ____, 2008

Item 3-2

Exhibit B
Registration Rights Agreement

Exhibit C
Lock-Up Agreement

Appendix A
Contributor Information
(a)	The principal residence of such Contributor if such Contributor is a natural person is as follows:

(b)
The place of business (or, if there is more than one place of business, the chief executive office) of such Contributor if such Contributor is a corporation, partnership, limited liability company, business trust or other entity (an “Entity”) is as follows:

(c)	The state of incorporation, organization or formation of such Contributor is as follows:

(d)
The information specified in clauses (a) and (b) of this Appendix as to each trustee of such Contributor if such Contributor is a trust (other than a business trust) and such trustee is a natural person is as follows:

(e)
The information specified in clauses (b) and (c) of this Appendix A as to each trustee of such Contributor if such Contributor is a trust (other than a business trust) and such trustee is an Entity is as follows:

(f)	The number of Common Shares to be contributed by the Contributor is .

Schedule 1
David R. Anderson
Edward D. Anderson
Charles H. Auerbach
Baird Capital Partners III Limited Partnership
BCP III Affiliates Fund Limited Partnership
BCP III Special Affiliates Fund Limited Partnership
Alan D. Beckner
James Brownsmith
Paul R. Clark
Timothy Erdman
Douglas A. Furry
Allen E. Hadden
Brian L. Happ
Kurtis M. Helin
Roger L. Herritz
John L. Hetland
Julia A. Houck
Thomas Jeffries
Patricia LaForge
James A. Lawrimore
Ralph W. Lomma
Lubar Capital, LLC
Stephen J. Mason
David R. Miller
Kenneth N. Missler
Jeffrey L. Nicholas
William L. Peel, Jr.
Steven C. Peterson
Thomas G. Platz
Jennifer L. Pliskie
Scott A. Ransom
Gregg F. Redfern
Scott R. Saunders
Clark J. Solowicz
John R. Stone
Mark A. Trotter
Laura M. Wallenfang
Ronald J. Wanke
Steven L. Wolters
Eli E. Woyke